THIRD AMENDMENT TO AGREEMENT OF SALE

                                 (Ammendale I)

     THIS THIRD AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of the 23rd day of January, 1997, by and between WRIT LIMITED PARTNERSHIP ("Purchaser") and AMMENDALE LIMITED PARTNERSHIP ("Seller").

                             W I T N E S S E T H:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale (Ammendale I) dated November 29, 1996 (as amended, the "Agreement") for the purchase and sale of the property commonly known as Lot 5, Ammendale Business Campus, located in Beltsville, Maryland (the "Premises"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     B.   Purchaser and Seller now desire to amend the Agreement as follows:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Purchase Price as defined in Paragraph 1 of the Agreement, is hereby changed to $7,732,000.

     2. The end of the Inspection Period shall be 5:00 p.m. Chicago time on January 30, 1997.

     3. The following terms are added to Paragraph 21 of the Agreement as new subparagraphs (e) and (f) thereof:

     "(e) Seller shall deliver to Purchaser on or before February 13, 1997 a letter from a certified environmental consultant reasonably acceptable to Purchaser stating that the portion of the Premises commonly known as Suite 113, 11800 Baltimore Avenue is environmentally clean and fit for use by a tenant.

     (f) Seller shall deliver to Purchaser on or before the Closing Date, a Certificate of Occupancy for the building commonly known as 12240 Baltimore Avenue."

     4. The following provision shall be added as a new last sentence to Paragraph 21 of the Agreement:

     "Notwithstanding anything contained in this Article 21, if (x) the condition set forth in either subparagraph (e) or subparagraph (f) above is not satisfied by the date required hereunder and (y) Seller or Purchaser requests an additional period of thirty (30) days for Seller to satisfy such condition, Purchaser shall not have the right to terminate this Agreement under this
Section 21 unless such thirty (30) day period passes and such condition remains unsatisfied. Provided any such condition is satisfied within the thirty (30) day period, the Closing Date shall occur on the business day which is nearest the tenth (10th) day after the last of the satisfied of either such condition."
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     5.   If both (a) Seller has not delivered the letter referenced in subparagraph 21(e) of the Agreement within the period set forth in Article 21 of the Agreement as such period may be extended as set forth above, and (b) Purchaser has exercised its right to terminate the Agreement pursuant to
Article 21 of the Agreement, then, Seller shall reimburse Purchaser up to an aggregate amount of $10,000 for all aggregate out-of-pocket costs incurred by Purchaser to independent third party contractors for work done in connection with Purchaser's inspection of the Premises and the Premises described in the Ammendale II Contract, provided such costs are incurred by Purchaser between December 20, 1996 and January 30, 1997 (the "Inspection Costs"). Seller shall make such reimbursement to Purchaser within five (5) days after the Agreement is terminated provided that Purchaser has delivered to Seller paid invoices or other reasonable evidence of the Inspection Costs. This paragraph replaces and supercedes Paragraph 2 of the First Amendment to Agreement and Sale dated December 23, 1996 which provision is of no further force and effect.

     6. The Escrow Agreement is hereby modified to conform with the terms of this Amendment.

     7. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                              PURCHASER:

                              WRIT LIMITED PARTNERSHIP

                              By: Washington Real Estate Investment Trust, General Partner

                              By:   /s/ Thomas L. Regnell
                                   ---------------------------------------
                              Name:     Thomas L. Regnell
                                   ---------------------------------------
                              Its:      Vice President
                                   ---------------------------------------

                              SELLER:

                              AMMENDALE LIMITED PARTNERSHIP

                              By:  Ammendale Partners, Inc., its general
                                   partner

                                   By:   /s/ Jerry M. Ogle
                                        -------------------------------------
                                   Name:     Jerry M. Ogle
                                        -------------------------------------
                                   Its:      Managing Director and Secretary
                                        -------------------------------------
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